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                                                                    EXHIBIT 10.3

                                ESCROW AGREEMENT

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                                                                  EXECUTION COPY

                                ESCROW AGREEMENT

      This Escrow Agreement (this "Escrow Agreement"), dated as of February 22, 2005, is by and among Chemicon Specialty Media, Inc., a Delaware corporation ("Purchaser"), Chemicon International, Inc., a California corporation ("Chemicon"), Serologicals Corporation, a Delaware corporation ("Serologicals", and together with Chemicon, the "Purchaser Affiliates"), Sentigen Holding Corp., a Delaware corporation ("Parent"), Cell & Molecular Technologies, Inc., a Delaware corporation ("CMT"), and SunTrust Bank, a Georgia banking corporation, as escrow agent ("Escrow Agent").

                                   WITNESSETH

      WHEREAS, Purchaser, Chemicon, Serologicals, Parent and Seller are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which Purchaser acquired all of the assets comprising or used in the operation of the Business, and Purchaser will assume certain of Seller's liabilities and obligations with respect to operation of the Business (the "Acquisition");

      WHEREAS, pursuant to Section 7.1 of the Asset Purchase Agreement, Seller and Parent have agreed, jointly and severally, to indemnify, protect, and hold harmless the Purchaser Indemnified Parties from and against any Purchaser Losses; and

      WHEREAS, pursuant to Section 3.2(a)(i) of the Asset Purchase Agreement, Purchaser has deposited with Escrow Agent $500,000;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. DEFINITIONS. Capitalized terms used in this Escrow Agreement and not otherwise defined herein shall have the meanings assigned to them in the Asset Purchase Agreement.

      2.   ESTABLISHMENT OF ESCROW.

           2.1. Escrow Agent. Escrow Agent hereby agrees to act as escrow agent and to receive deposits into the Escrow Fund (as defined below) in accordance with Section 2.2 and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions of this Escrow Agreement.

           2.2. Deposit. Simultaneous with the execution of this Escrow Agreement, Purchaser has delivered to Escrow Agent the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (such amount, as increased by interest, dividends and profits retained pursuant to Section 3.3 of this Escrow Agreement and as reduced by any amounts withdrawn under Section 6.6 of this Escrow Agreement being the "Escrow Fund").

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      3.   INVESTMENT OF FUNDS.

           3.1. Investments. Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing and except as provided in Section
3.2 below, the Escrow Fund shall be invested or deposited from time to time, as instructed by Seller, only in (i) United States Treasury bills, notes, or bonds with maturities of not more than one year or (ii) a mutual fund the assets of which are United States government securities or United States corporate bonds rated Aa or better by Moody's Investor Service or AA or better by Standard and Poor's, such as the STI Classic U.S. Treasury Securities Money Market Fund. Escrow Agent shall have no liability for any loss or diminution in the Escrow Fund resulting from investments made in accordance with the provisions of this Escrow Agreement.

            3.2. Liquidation of Escrow. Escrow Agent is authorized and directed to liquidate, in accordance with its customary procedures, any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Escrow Agreement (including, without limitation, Section 6.6).

           3.3. Accumulation of Interest, Dividends and Profits. All interest, dividends, and profits received by the Escrow Fund (less any expense incurred as a result of such investments) shall be added to and shall increase the Escrow Fund.

      4.   PAYMENTS OUT OF THE ESCROW FUNDS.

           4.1. Notice of Claim. Promptly after receipt by a Purchaser Indemnified Party of a notice by a third party of any complaint or the commencement of any action or proceeding with respect to which such Purchaser Indemnified Party may be entitled to receive indemnification pursuant to Section
7.1 of the Asset Purchase Agreement, in addition to any notification that may be required by the Asset Purchase Agreement, Purchaser shall send to Seller, Parent and Escrow Agent written notice of such complaint or of the commencement of such action or proceeding describing the basis therefor and setting forth a reasonable estimate of the amount of such Purchaser Losses, to the extent that the amount of such Purchaser Losses is capable of being estimated.

           4.2. Payment of Judgments. Escrow Agent shall pay to the Purchaser Indemnified Party entitled thereto the amount of the Purchaser Losses in connection with any claim or complaint described in Section 4.1 of this Escrow Agreement only (i) in accordance with the joint written instructions of Purchaser and either Seller or Parent or (ii) within 15 days following presentation to Escrow Agent (with a copy to Seller or Parent) of a final, non-appealable order of an arbitrator or a court of competent jurisdiction with respect to the matter giving rise to the claim for indemnification by the Purchaser Indemnified Party indicating that such Purchaser Indemnified Party is entitled to indemnification and the amount to be paid to such Purchaser Indemnified Party. Any arbitral or court order shall be accompanied by an opinion of counsel to the Purchaser Indemnified Party, reasonably satisfactory to Escrow Agent, to the effect that such order is final and non-appealable. Escrow Agent may rely conclusively

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upon such arbitral or court order and legal opinion with respect to any such payment without further inquiry as to any requirement set forth in this Section 4.2.

            4.3. Non-Litigation Claims. In the event a Purchaser Indemnified Party seeks indemnification pursuant to Section 7.1 of the Asset Purchase Agreement, but other than pursuant to Section 4.2 of this Escrow Agreement, Purchaser shall send written notice of such claim (a "Claim Notice") to Escrow Agent, Parent and Seller, setting forth the amount and the basis of such claim (the "Expected Claim Amount"). Escrow Agent shall disburse, from the Escrow Fund, to such Purchaser Indemnified Party the Expected Claim Amount stated in such Claim Notice on the thirty-first (31st) calendar day after it receives such Claim Notice; provided, however, that no such disbursement shall be made if Escrow Agent receives prior to the close of business on the thirtieth (30th) calendar day after Escrow Agent receives the Claim Notice a certificate (an "Objection Certificate") from either Seller or Parent objecting to the indemnification claim and instructing Escrow Agent not to pay such Expected Claim Amount to such Purchaser Indemnified Party. If Escrow Agent receives an Objection Certificate on or prior to such thirtieth (30th) day, Escrow Agent shall hold the Expected Claim Amount until receipt of joint written instructions from Purchaser and either Seller or Parent or a final non-appealable order or opinion of an arbitrator or court of competent jurisdiction resolving such claim. Promptly upon receipt of (i) joint written instructions of Purchaser and Seller or Parent or (ii) a final non-appealable order or opinion of an arbitrator or a court of competent jurisdiction resolving such claim and indicating that the Purchaser Indemnified Party is entitled to indemnification and the amount thereof, Escrow Agent shall disburse, from the Escrow Fund, to such Purchaser Indemnified Party the amount stated in such instructions, order or opinion. Any such order or opinion shall be accompanied by an opinion of counsel to the Purchaser Indemnified Party stating that such order or opinion is final and non-appealable. Escrow Agent may rely conclusively upon such arbitral or court order and legal opinion with respect to any such payment without further inquiry as to any requirement set forth in this Section 4.3.

            4.4 Working Capital Adjustment. Escrow Agent shall promptly pay to Purchaser, upon written request from Purchaser, the amount of any payment required to be made by Seller pursuant to Section 3.2(b) of the Asset Purchase Agreement, provided that Seller and Parent acknowledge and agree that Purchaser is not required to seek payment of such amounts from the Escrow Fund.

      5.    DISTRIBUTION AND TERMINATION OF ESCROW.

            5.1    Disbursements.

                   5.1.1. Six-Month Anniversary. On the six-month anniversary of the date hereof, Escrow Agent shall pay and distribute to Parent from the Escrow Fund an amount equal to $250,000 less (i) the aggregate amount of all claims then made by any Purchaser Indemnified Party pursuant to
      Section 4 of this Escrow Agreement and paid to the Purchaser Indemnified Party entitled thereto, (ii) the aggregate amount of all claims then made by any Purchaser Indemnified Party pursuant to Section 4 of this Escrow Agreement and not then otherwise paid pursuant to this Escrow Agreement, if any, and

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      (iii) the fees and expenses of Escrow Agent incurred and payable pursuant to Section 6.6 of this Escrow Agreement, if any.

                  5.1.2. One-Year Anniversary. On the one-year anniversary of the date hereof, Escrow Agent shall pay and distribute to Parent all amounts remaining in the Escrow Fund less (i) the aggregate amount of all claims then made by any Purchaser Indemnified Party pursuant to Section 4 of this Escrow Agreement and not then otherwise paid pursuant to this Escrow Agreement, if any, and (ii) the fees and expenses of Escrow Agent incurred and payable pursuant to Section 6.6 of this Escrow Agreement, if any.

            5.2. Retention of Claim Reserves. Escrow Agent shall retain the aggregate amount of all claims not otherwise paid pursuant to this Escrow Agreement pursuant to Section 5.1.1(ii) and Section 5.1.2(ii) for distribution in accordance with Section 4 of this Escrow Agreement.

            5.3 Written Instructions. Notwithstanding the foregoing, this Escrow Agreement shall terminate upon the joint final written instructions received by Escrow Agent from Purchaser, Seller and Parent terminating this Escrow Agreement and directing disposition of the Escrow Fund.

      6.    DUTIES OF ESCROW AGENT.

            6.1. Duties of Escrow Agent. Escrow Agent shall have only such duties and responsibilities as are expressly set forth herein and no additional or other duties or responsibilities shall be implied. Escrow Agent shall not be required to take notice of the Asset Purchase Agreement and shall have no duty or responsibility to take any action pursuant to the terms thereof.

            6.2. Liability of Escrow Agent. Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct. Except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, Purchaser, Purchaser Affiliates, Seller and Parent shall, jointly and severally, indemnify and hold harmless Escrow Agent and its officers, directors, agents and employees (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising directly or indirectly out of or in connection with this Escrow Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays. Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of Escrow Agent's legal counsel given with respect to any question relating to the duties and responsibilities of Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance on any instrument

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delivered to Escrow Agent in accordance with this Escrow Agreement and believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The rights afforded under this Section 6.2 and the provisions of Section 6.6 shall survive the termination of this Escrow Agreement and any resignation or removal of Escrow Agent.

            6.3 No Direct Interest. Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Notwithstanding anything to the contrary herein provided, except with respect to Federal withholding taxes, the Escrow Agent shall have no duty to prepare or file any Federal or state tax report or return with respect to the Escrow Fund or any income earned thereon. Seller will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. Sections 6.2 and 6.3 shall survive any termination of this Escrow Agreement or the resignation of Escrow Agent.

            6.4. No Investment Advice. Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

            6.5. Resignation. Escrow Agent (and any successor Escrow Agent) may, at any time, resign (i) by giving written notice to Purchaser, Parent and Seller (a "Resignation Notice") or (ii) by delivering the Escrow Fund to any successor Escrow Agent jointly designated, in writing, by Purchaser, Parent and Seller, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor escrow agent (including a court of competent jurisdiction) or (ii) the day which is 30 days after delivery of the Resignation Notice. If at that time Escrow Agent has not received a designation of a successor escrow agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of a successor escrow agent or a joint written disposition instruction by Purchaser, Parent and Seller or a final non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary herein provided, in the event Escrow Agent resigns as Escrow Agent hereunder and no successor Escrow Agent has been designated and accepted appointment as successor Escrow Agent within sixty (60) days following the date of the Escrow Agent's notice of resignation, Escrow Agent shall have the right to deposit all property held pursuant to this Escrow Agreement into the registry of any court of competent jurisdiction and notify the parties hereto of such deposit, and thereupon Escrow Agent shall be discharged from all further duties and responsibilities as Escrow Agent under this Escrow Agreement.

            6.6. Escrow Agent's Compensation. Concurrent with the execution and delivery of this Escrow Agreement, Purchaser has paid the compensation as set forth on Exhibit A attached hereto (as payment in full) for the services to be rendered by Escrow Agent hereunder. The parties hereto hereby agree that each of Purchaser, Parent and Seller shall jointly and severally be liable for the amount of any additional compensation owed to Escrow Agent for any necessary extraordinary services and for any amount owed to Escrow Agent to reimburse it

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for costs and expenses related thereto, as contemplated by Exhibit A (which amounts Escrow Agent shall be entitled to withdraw and pay from the Escrow
Fund).

            6.7. Use of Escrow Agent's Name. No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

            6.8. Payment or Transfer of Monies. Nothing contained herein shall be deemed to obligate Escrow Agent to pay or transfer any monies hereunder unless and until such funds are received and collected by Escrow Agent.

            6.9 Disputes. As additional consideration and as an inducement for Escrow Agent to act hereunder, the parties hereto agree and acknowledge that in the event of any disagreement between Purchaser, Parent and Seller, or any other person, resulting in adverse claims and demands being made with respect to the Escrow Fund, Escrow Agent shall be entitled, at its option, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, Escrow Agent shall make no delivery or other disposition of the Escrow Fund or any part of the Escrow Fund. Notwithstanding anything in this Escrow Agreement to the contrary, Escrow Agent shall not be or become liable to such parties or any of them for the failure of Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties. Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrow Fund or any part thereof or to otherwise act hereunder unless and until (i) Purchaser, Parent and Seller have delivered joint written instructions to Escrow Agent with respect to any such disagreement pursuant to Sections 4.2, 4.3, 4.4 or 5 of this Escrow Agreement or (ii) Escrow Agent shall have received a final non-appealable order of a court or arbitrator together with an opinion of counsel with respect to any such disagreement as required by Section 4.2 or 4.3 of this Escrow Agreement. In the event of a disagreement described in this Section 6.9, Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court of competent jurisdiction, all money and property comprising the Escrow Fund and may take such other legal action as may be appropriate or necessary in the opinion of Escrow Agent. Upon payment to such court, the parties hereto agree that Escrow Agent shall be discharged from all further duties hereunder; provided, however, that such payment or filing of such legal proceedings shall not require Escrow Agent to reimburse the Escrow Fund (or Purchaser, Parent or Seller if such compensation is not paid out of the Escrow Fund) for any fees earned hereunder by Escrow Agent prior to such filing and the discharge of Escrow Agent of its duties hereunder.

      7. TAX OWNERSHIP. Purchaser, Parent and Seller agree that, for purposes of federal and state income Taxes only, Seller shall be treated as the owner of the Escrow Fund and shall report all income, if any, that is earned on, or derived from, the Escrow Fund as income in the taxable year or years in which such income is properly includible and pay any income taxes attributable thereto.

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      8.     MISCELLANEOUS.

            8.1 Entire Agreement. This Escrow Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Escrow Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

            8.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, assigns and personal representatives. Without the prior written consent of the other parties hereto, except as provided in Section 6.5, no party may assign its rights, duties or obligations hereunder or any part thereof to any other person or entity.

            8.3 Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

            8.4 Headings. The headings of the sections and paragraphs of this Escrow Agreement are inserted for convenience only and shall not be deemed to constitute part of this Escrow Agreement or to affect the construction hereof.

            8.5 Modification and Waiver. Any of the terms or conditions of this Escrow Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Escrow Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

            8.6 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by or on behalf of the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be delivered personally or by a reputable courier service (with evidence of delivery and postage and other fees prepaid) to the addresses and representatives set forth on Exhibit B attached hereto or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person or
(b) on the first Business Day after delivery to a customer service representative if sent by reputable courier service; provided, however, that Escrow Agent shall be deemed to have received notice only upon actual receipt thereof.

            8.7 Governing Law; Construction; Consent to Jurisdiction. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof. No provision of this Escrow Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or drafted such provision. The parties hereto consent to jurisdiction and venue in the federal and state courts for Fulton County, Georgia.

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            8.8 No Third-Party Beneficiaries. With the exception of the parties to this Escrow Agreement, Seller and Parent and their respective permitted successors and assigns, there shall exist no right of any person to claim a beneficial interest in this Escrow Agreement or any rights occurring by virtue of this Escrow Agreement.

            8.9 References. Whenever reference is made in this Escrow Agreement to any section, such reference shall be deemed to apply to the specified section of this Escrow Agreement.

            8.10 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Escrow Agreement shall not affect the validity or enforceability of any other provision of this Escrow Agreement which shall remain in full force and effect.

            8.11 Representations and Warranties. Each of Purchaser, Parent and Seller represent and warrant to Escrow Agent, and Escrow Agent represents and warrants to each of Purchaser, Parent and Seller that (i) such party is duly authorized to enter into this Escrow Agreement and the transactions contemplated hereunder; (ii) this Escrow Agreement is a valid and binding obligation of such party; and (iii) the officer or officers signing this Escrow Agreement on behalf of such party is duly authorized to do so.

              THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOWS.

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            IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Escrow Agreement as of the date first stated above.

                           CHEMICON SPECIALTY MEDIA, INC.

                           /s/ Harold W. Ingalls
                               ----------------------
                           Title: Vice President, Finance, and Chief Financial
                                  Officer
                           TIN#:

                           CHEMICON INTERNATIONAL, INC.

                           /s/ Harold W. Ingalls
                               ----------------------
                           Title: Vice President, Finance, and Chief Financial
                                  Officer
                           TIN#:

                           SEROLOGICALS CORPORATION

                           /s/ Harold W. Ingalls
                               ----------------------
                           Title: Vice President, Finance, and Chief Financial
                                  Officer
                           TIN#:

                           SENTIGEN HOLDING CORP.

                           /s/ Fredrick B. Rolff
                               ----------------------
                           Title: Chief Financial Officer
                           TIN#:

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                           CELL & MOLECULAR TECHNOLOGIES, INC.

                           /s/ Fredrick B. Rolff
                               ------------------------------
                           Title:   Chief Financial Officer

                           /s/ SUNTRUST BANK, AS ESCROW AGENT
                               ------------------------------

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                                    EXHIBIT A

                                  FEE SCHEDULE

The annual administration fee of $2,500.00 for administering this Escrow Agreement is payable in advance at the time of closing and if applicable, will be invoiced each year to the appropriate party(ies) on the anniversary date of the closing of the Escrow Agreement. Also, a one-time legal review fee of $500.00 is payable in advance at the time of closing.

Out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed at cost.

These fees do not include extraordinary services which will be priced according to time and scope of duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in SunTrust's cash sweep account, STI Classic Fund.

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                                    EXHIBIT B

                                NOTICE ADDRESSES

      To Purchaser
      and Purchaser Affiliates:
                                 Chemicon Specialty Media, Inc.
                                 5655 Spalding Drive
                                 Norcross, Georgia 30092
                                 Attn: Philip Theodore
                                 Telecopy No.: (678) 728-2020
                                 Telephone No.: (678) 728-2015

      with a copy to:            King & Spalding LLP
                                 191 Peachtree Street
                                 Atlanta, Georgia  30303-1763
                                 Attn:  G. Roth Kehoe II
                                 Telecopy No.: (404) 572-5136
                                 Telephone No.: (404) 572-2751

      To Parent:                 Sentigen Holding Corp.
                                 Audubon Biomedical Center
                                 3960 Broadway
                                 New York, New York 10032
                                 Attn: Erik Lundh
                                 Telecopy No.: (212) 568-2847
                                 Telephone No.: (212) 740-0011

      with a copy to:            Fulbright & Jaworski LLP
                                 666 Fifth Avenue
                                 New York, New York  10103
                                 Attn: Merrill M. Kraines
                                 Telecopy No.: (212) 318-3400
                                 Telephone No.: (212) 318-3261

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      To CMT:                    Cell & Molecular Technologies, Inc.
                                 Audubon Biomedical Center
                                 3960 Broadway
                                 New York, New York 10032
                                 Attn: Erik Lundh
                                 Telecopy No.: (212) 568-2847
                                 Telephone No.: (212) 740-0011

      To Escrow Agent:           SunTrust Bank
                                 25 Park Place, 24th Floor
                                 Atlanta, Georgia 30303-2900
                                 Attn: Corporate Trust Department
                                 Telecopy No.: (404) 588-7335
                                 Telephone No.: (404) 588-7262